Exhibit 23






                          Independent Auditors' Consent



The Board of Directors
Regency Realty Corporation:

     We consent to incorporation by reference in the registration statements (No. 33-86886, No. 333-930, No. 333-2546, and No.333-52089) on Form S-3 and (No.
333-24971) on Form S-8 of Regency Realty Corporation, and to incorporation by reference in the registration statements (No. No. 333-72899) on Form S-3 and (No. 333-63723) on Form S-4 of Regency Centers, L.P., of our reports dated February 1, 1999, except for Note 13 as to which the date is March 1, 1999, relating to the consolidated balance sheets of Regency Realty Corporation as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1998, and related schedule, which reports appear in the December 31, 1998, annual report on Form 10-K of Regency Realty Corporation.



                                                 KPMG LLP



Jacksonville, Florida
March 12, 1999